UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2023

SYMBOTIC INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40175	98-1572401
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Research Drive Wilmington, Massachusetts	01887
(Address of Principal Executive Offices)	(Zip Code)

(978) 284-2800

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SYM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Thomas Ernst as Chief Financial Officer

On October 2, 2023, Symbotic Inc. (the “Company”) announced that Thomas Ernst plans to retire as Chief Financial Officer and Treasurer of the Company, with his retirement to be effective on December 15, 2023 (such date, or an earlier date that his employment with the Company terminates for any reason, the “Retirement Date”). Mr. Ernst will continue to serve as the Company’s Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer (collectively, the “Current Roles”) and assist with transition matters through the Retirement Date, when his employment with the Company will end. Mr. Ernst will continue to receive the salary and benefits he currently receives during this period and any outstanding equity awards held by Mr. Ernst during this period will remain outstanding and eligible to vest in accordance with their terms.

In connection with his planned retirement, Mr. Ernst entered into a transition agreement (the “Transition Agreement”) with the Company as of October 1, 2023. Pursuant to the Transition Agreement, Mr. Ernst will continue to serve in his Current Roles through the Retirement Date, after which he will serve as a consultant to the Company’s Chief Executive Officer and new Chief Financial Officer through September 28, 2024 (the “Consulting Period”). Upon termination of employment on the Retirement Date, Mr. Ernst will receive (1) aggregate severance payments of $375,000, payable in accordance with the Company’s normal payroll schedule over a period of twelve (12) months, (2) aggregate consulting fee payments of $50,000, payable in nine equal monthly payments during his Consulting Period, (3) continued vesting of his September 10, 2020 incentive unit award through and including the end of the Consulting Period and (4) continued vesting of his February 6, 2023 restricted stock unit award through and including the end of the Consulting Period (collectively, the “Severance Benefits”). Mr. Ernst will also receive his annual bonus for fiscal year 2023 based on the company bonus achievement percentage applicable to the Company’s executive leadership team, payable on the regularly scheduled payday upon which bonuses for fiscal year 2023 are paid to the Company’s executive leadership team.

Mr. Ernst will also be entitled to continuation of group medical insurance coverage subsidized by the Company through December 31, 2024. Notwithstanding the foregoing, in the event the Retirement Date occurs as a result of a termination for Cause (as defined in Mr. Ernst’s Non-Competition Agreement, dated as of September 4, 2020), Mr. Ernst will not be entitled to the Severance Benefits described above. Under the Transition Agreement, the Severance Benefits will be furnished and paid, subject to applicable withholdings and deductions, contingent on (a) Mr. Ernst’s execution and non-revocation of a general release of claims, (b) continued compliance with the confidentiality, non-solicitation and non-disparagement provisions contained in the Transition Agreement, (c) continued compliance with his non-compete provisions for a period of one year following the Consulting Period, (d) an agreement not to transfer shares of the Company’s common stock for a period of four months following the Retirement Date and (e) Mr. Ernst’s performance of certain obligations with respect to the Company’s periodic reporting with the U.S. Securities and Exchange Commission.

A copy of the Transition Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement.

Appointment of Carol Hibbard as Chief Financial Officer

On October 2, 2023, the Company announced the appointment of Carol Hibbard as Chief Financial Officer and Treasurer of the Company effective December 15, 2023.

Ms. Hibbard, age 56, joins the Company from The Boeing Company, a major aerospace firm, where she served as Senior Vice President and Controller since April 2021. Previously, Ms. Hibbard held various strategic and financial roles with The Boeing Company, including Vice President and Chief Financial Officer of Boeing Defense, Space & Security (“BDS”) from May 2017 through April 2021, Controller of BDS from January 2017 until May 2017 and as Vice President and Chief Financial Officer of The Boeing Company’s former Engineering, Operations & Technology organization from April 2015 until January 2017. Prior to that, Ms. Hibbard held successive executive positions in financial planning & analysis, estimating, and procurement and supported numerous business unit programs since joining The Boeing Company in 1996. Ms. Hibbard earned a Bachelor of Science degree in statistics and business from the University of Pittsburgh and a Master of Business Administration degree from Virginia Polytechnic University.

Pursuant to an offer letter dated September 17, 2023 between Ms. Hibbard and the Company (the “Offer Letter”), Ms. Hibbard’s employment will commence effective as of October 23, 2023, or such other date as mutually agreed by Ms. Hibbard and the Company’s Chief Executive Officer (such date, the “Start Date”). Ms. Hibbard will serve as Chief Financial Officer designate until she assumes the roles of Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer of the Company effective December 15, 2023. Ms. Hibbard’s base salary will be $600,000, and she will be eligible for an annual performance bonus target of 85% of her base salary under the Company’s annual cash bonus program. Ms. Hibbard will receive a sign-on cash bonus of $300,000, half of which will be paid after one month after the Start Date and the other half will be paid on the one-year anniversary of the Start Date. The sign-on cash bonus is subject to repayment if Ms. Hibbard service terminates for Cause (as defined in the Offer Letter) or without Good Reason (as defined in the Offer Letter) within two years. Ms. Hibbard will also receive an equity award comprised of restricted stock units and performance stock units with an aggregate target value of $10,000,000. Two-thirds of the equity awards will be in the form of a restricted stock unit award that will vest over three years, with the first one-third vesting on the one-year anniversary of the grant date, and the remaining portion vesting in eight equal quarterly installments thereafter. The remaining one- third of the equity awards will be in the form of a performance stock unit award that will vest, subject to

Ms. Hibbard’s continued employment with the Company, on the third anniversary of the grant date, to the extent the performance-vesting conditions of the performance stock unit award are met. Ms. Hibbard is also eligible to receive relocation expenses for up to $6,000 per month for six months from the Start Date and executive financial planning assistance of up to $15,000 per year for the first two years of her employment and to participate in the Company’s benefit programs.

If Ms. Hibbard’s employment with the Company is terminated either by the Company other than for Cause or by Ms. Hibbard for Good Reason, subject to Ms. Hibbard’s execution of a general release, confidentiality, non-disparagement and non-competition agreement with the Company, the Company will provide her with (i) medical benefits continuation for a period of twelve months, either through premium reimbursement or continuation of benefits at the Company’s discretion and (ii) twelve months of severance at Ms. Hibbard’ then-current annual base salary.

A copy of the Offer Letter is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing descriptions of the Offer Letter is qualified in their entirety by reference to the full text of the Offer Letter.

Item 7.01	Regulation FD Disclosure.

On October 2, 2023, the Company issued a press release announcing the appointment of Ms. Hibbard and the retirement of Mr. Ernst. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing or document.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement, dated October 1, 2023 between Symbotic Inc. and Thomas Ernst

10.2	Offer Letter, dated September 17, 2023, between Symbotic Inc. and Carol Hibbard

99.1	Press Release dated October 2, 2023

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMBOTIC INC.

Date: October 2, 2023	By:	/s/ Corey Dufresne
	Name:	Corey Dufresne
	Title:	SVP & General Counsel